EXHIBIT 2.1

                               SECOND AMENDMENT OF
                       AGREEMENT FOR PURCHASE AND SALE OF
                         LIMITED LIABILITY COMPANY UNITS
                         -------------------------------

         This Second Amendment of Agreement for Purchase and Sale Of Limited Liability Company Units dated January 28, 2004, as amended May 12, 2004 (the "Second Amendment" and "Agreement," respectively) is entered into effective as of January 12, 2006, by and among Monterey Gourmet Foods, a Delaware corporation (the "Purchaser"), CIBO Naturals LLC, a Washington limited liability company ("CIBO"), and Suekat LLC, a Washington limited liability company ("Suekat" or "Seller").

         A. Purchaser and Suekat are the owners of all of the outstanding membership interests in CIBO. Purchaser is the owner of 1,564,815 Units, comprising approximately 84.5% of the outstanding Units, and Suekat is the owner of 287,038 Units, comprising approximately 15.5% of the outstanding Units (the "Suekat Units).

         B. Purchaser desires to purchase from Suekat, and Suekat desires to sell to Purchaser, the Suekat Units on terms which differ from those set forth in the Agreement (the "Second Purchase).

         THEREFORE this Amendment amends the Agreement as follows:

         (d)      Purchase Price. Section 1.2(b) is amended to read as follows:

         The total price to be paid by Purchaser for the Second Purchase shall be three hundred thousand (300,000) unregistered shares of Purchaser's common stock (the "Shares"). Certificates for the Shares shall be delivered to Seller by the Purchaser at the Second Closing and shall be imprinted with the following legend:

         The shares represented by this certificate have not been registered under the Securities Act of 1933 ("The Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

Purchaser covenants and agrees that it will file on a timely basis all reports which it is required to file pursuant to sections 13 or 15(d) of the Securities Exchange Act during the period of two years commencing with the date of the Second Closing.

2.       Closings. Section 1.3 is amended to read as follows:
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         Unless the parties shall agree otherwise in writing, and subject to the satisfaction or waiver of all conditions to closing set forth in Article 5, the closing of the Initial Purchase shall occur January 28, 2004 (the "First Closing"), and the closing of the Second Purchase shall occur January 12, 2006 (the "Second Closing") at such location or locations as the parties shall mutually agree.

3. Purchaser's Representations and Warranties. Article 2 is amended by the addition of the following new section 2.8:

         Common Stock. The Common Stock of Purchaser is registered with the Securities and Exchange Commission (the "SEC") pursuant to section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is listed for trading on the Nasdaq(R) National Market System. The Shares, when issued and delivered in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable.

4.       Article 3.   Article 3 is amended in its entirety to read as follows:


                      SELLER'S INVESTMENT REPRESENTATIONS.

         Seller makes the following representations and covenants, both at the execution hereof and at the Second Closing:

         3.1 The Shares Are Unregistered. Seller understands that the offer and sale of the Shares of the Purchaser to be acquired by Seller hereunder has not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities law, and that the Shares are being sold pursuant to exemptions from registration contained in the Securities Act based upon the representations of Seller contained herein.

         3.2 No Advertising. Seller knows of no public solicitation or advertisement of an offer in connection with the proposed sale of the Shares to be acquired by Seller hereunder.

         3.3 No Distribution or Registration; Limitations Upon Resale. Seller is acquiring the Shares for its own account for investment and not as a nominee and not with a view to the distribution thereof. Seller understands that, except as otherwise provided in this Agreement, Seller must bear the economic risk of this investment indefinitely unless the sale of the Shares to Seller is registered pursuant to the Securities Act, or an exemption for the resale of the Shares by Seller is available, and Monterey has no present intention to register the sale of the Shares to Seller hereunder. Seller further understands that there is no assurance that any exemption from the Securities Act will be available or, if available, that such exemption will allow Seller to dispose of or otherwise transfer any or all of the Shares under the circumstances, in the amounts or at the times Seller might propose.

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

         3.4 Access to Information. Seller has been given full access to all publicly available information concerning Purchaser and has had the opportunity to ask questions of, and receive satisfactory answers from, the officers of Purchaser concerning its business.

         3.5 Seller's Experience and Capacity for Risk. By reason of the business or financial experience of its managers, Seller has the capacity to protect its own interests in connection with the purchase of the Shares hereunder and has the ability to bear the economic risk (including the risk of total loss) of its investment.

         3.6 Disposition of Shares. Seller covenants that it will not make any sale, transfer or other disposition of the Shares in violation of the Securities Act, the Exchange Act or the rules of the SEC promulgated thereunder.

5.       Article 5.
         ---------

         (a) Paragraphs (c), (e), (f) and (g) of Section 6.1 are deleted in their entireties.

         (b) Section 6.3 is added as follows:

         6.3      Piggyback Registration
                  ----------------------

         (a) If at any time or from time to time, the Purchaser shall determine to register any of its common stock, for its own account or the account of any of its shareholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to an SEC Rule 145 transaction, a transaction relating solely to the sale of debt or convertible debt instruments or a registration on any form (other than form S-1, S-2 or S-3, or their successor forms) which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Purchaser will:

                  (i) give Seller written notice thereof as soon as practicable prior to filing the registration statement; and

                  (ii) include in such registration and in any underwriting involved therein, all the Registrable Securities specified in a written request or request, made within fifteen (15) days after receipt of such written notice from the Purchaser, by the Seller , except as set forth in subsection (b) below. For purposes of this section, the term Registrable Securities refers to the Shares as defined by section 1.2(b).

         (b) If the registration is for a registered public offering involving an underwriting, the Purchaser shall so advise the Seller as a part of the written notice given pursuant to subsection (a)(i). In such event, the right of Seller to registration pursuant to this section shall be conditioned upon Seller's participation in such underwriting and the inclusion of Seller's Registrable Securities in the underwriting to the extent provided herein. If Seller proposes to distribute its securities through such underwriting, it shall (together with the Purchaser and the other holders distributing their securities

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

through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Purchaser.

         (c) Notwithstanding any other provision of this section, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting or exclude Registrable Securities entirely (provided that no shares held by officers and directors of the Purchaser are included in the registration and underwriting). The Purchaser shall so advise the Seller and any other persons distributing their securities through such underwriting pursuant to piggyback registration rights similar to this section, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among Seller and other persons in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by Seller and other securities held by other persons at the time of filing the registration statement which are not excluded by the managing underwriter.

         (d) If Seller disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Purchaser and the managing underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.


                  IN WITNESS WHEREOF, the parties have executed this Second Amendment by their duly authorized officers, effective as of the date set forth above.


Date: January 12, 2006                 MONTEREY GOURMET FOODS, INC.

                                       By: /s/ JAMES M. WILLIAMS
                                           -------------------------------------
                                           James M. Williams
                                           President and Chief Executive Officer


Date: January 12, 2006                 CIBO NATURALS LLC

                                       By: /s/ JAMES M. WILLIAMS
                                           -------------------------------------
                                           James M. Williams
                                           President and Chief Executive Officer


Date: January 12, 2006                 SUEKAT LLC

                                       By: /s/ JAMIE COLBOURNE
                                           -------------------------------------
                                           Jamie Colbourne, Manager

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